EXHIBIT 23(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated, pertaining to the Comerica Incorporated Incentive Plan for Non-Employee Directors, of our report dated January 15, 2004, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

July 27, 2004

Detroit, Michigan